Exhibit 99.1

   Epiq Systems, Inc. Announces Completion of Common Stock Offering


    KANSAS CITY, Kan.--(BUSINESS WIRE)--Nov. 21, 2007--Epiq Systems, Inc. (NASDAQ: EPIQ), a leading provider of integrated technology solutions for the legal profession, today announced the completion of the registered direct offering as previously communicated in our November 16, 2007 news release. The offering is for 5,000,000 million shares of common stock issued pursuant to its effective shelf registration statement at an offering price of $16.60 per share.

    The net proceeds from this offering of approximately $78.5 million will be used to pay in full the company's revolving credit facility, thereby increasing the company's borrowing capacity under the existing $100.0 million revolving credit facility and providing the company increased flexibility to execute on strategic objectives.

    Wachovia Securities acted as exclusive placement agent for the offering.

    A registration statement relating to these securities was filed with and has been declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the final prospectus supplement together with the accompanying prospectus can be obtained at the SEC's website at http://www.sec.gov or from Wachovia Capital Markets, LLC, attention: Equity Syndicate Department, 375 Park Avenue, New York, NY 10152, or at equity.syndicate@wachovia.com.

    Company Description

    Epiq Systems is a leading provider of integrated technology solutions for the legal profession. Our solutions streamline the administration of bankruptcy, litigation, financial transactions and regulatory compliance matters. We offer innovative technology solutions for electronic discovery, document review, legal notification, claims administration and controlled disbursement. Our clients include leading law firms, corporate legal departments, bankruptcy trustees and other professional advisors who require innovative technology, responsive service and deep subject-matter expertise. For more information, visit us online at www.epiqsystems.com.

    Forward-Looking and Cautionary Statements

    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including those relating to the possible or assumed future results of our operations and financial condition. These forward-looking statements are based on our current expectations and may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "goal," "objective" and "potential." Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) the closing of the offering of common stock is subject to various closing conditions specified in the Placement Agency Agreement with Wachovia Capital Markets, LLC, which will be filed as an exhibit to a Current Report on Form 8-K to be filed with the SEC this day, (2) any material changes in our total number of client engagements and the volume associated with each engagement, (3) any material changes in our clients' deposit portfolios or the services required or selected by our clients in engagements, (4) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, (5) risks associated with handling of confidential data and compliance with information privacy laws, (6) changes in pricing structures and arrangements, (7) risks associated with the integration of acquisitions into our existing business operations, (8) risks associated with the application of complex accounting rules to unique transactions, including the risk that good faith application of those rules and audits of those results may be later reversed by new interpretations of those rules or new views regarding the application of those rules, (9) risks associated with our indebtedness, and (10) other risks detailed from time to time in our SEC filings, including the prospectus dated October 11, 2007 and the prospectus supplement dated November 15, 2007, with respect to the offering of our common stock. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update any forward-looking statements contained herein to reflect future events or developments.

    CONTACT: Epiq Systems, Inc.
             Mary Ellen Berthold, 913-621-9500
             ir@epiqsystems.com